                                                                  EXHIBIT 10.102







                                STANDARD LEASE



                             9577 CHESAPEAKE DRIVE



                                By and Between



                  John Hancock Mutual Life Insurance Company,

                    a Massachusetts corporation, as Lessor



                                      and



                        Microelectronic Packaging, Inc.

                      a California corporation, as Lessee



                           Dated:  September 2, 1997

                               TABLE OF CONTENTS





                                                                     Page
                                                                     ----
 1.   Basic Lease Provisions.......................................    1
 2.   Premises, Parking and Common Areas...........................    1
 3.   Term.........................................................    2
 4.   Rent.........................................................    2
 5.   Security Deposit.............................................    5
 6.   Permitted Use................................................    5
 7.   Maintenance, Repairs, Alterations and Common Area Services...    6
 8.   Insurance; Indemnity.........................................    7
 9.   Damage or Destruction........................................    9
10.   Real Property Taxes..........................................   10
11.   Utilities....................................................   11
12.   Assignment and Subletting....................................   11
13.   Default; Remedies............................................   13
14.   Condemnation.................................................   15
15.   Broker's Fee.................................................   15
16.   Estoppel Certificate.........................................   15
17.   Lessor's Liability...........................................   16
18.   Severability.................................................   16
19.   Interest on Past-due Obligations.............................   16
20.   Time of Essence..............................................   16
21.   Additional Rent..............................................   16
22.   Incorporation of Prior Agreements; Amendments................   16
23.   Notices......................................................   16
24.   Waivers......................................................   16
25.   Recording....................................................   16
26.   Holding Over.................................................   16
27.   Covenants and Conditions.....................................   16
28.   Binding Effect; Choice of Law................................   16
29.   Subordination................................................   17
30.   Attorneys' Fees..............................................   17
31.   Lessor's Access..............................................   17
32.   Auctions.....................................................   18
33.   Signs........................................................   18
34.   Merger.......................................................   18
35.   Consents.....................................................   18
36.   Guarantor....................................................   18
37.   Quiet Possession.............................................   18
38.   Options......................................................   18
39.   Security Measures--Lessor's Reservations.....................   19
40.   Easements....................................................   19
41.   [INTENTIONALLY DELETED]......................................   19
42.   Lessor's Right to Perform....................................   19
43.   Limitation on Lessor's Liability.............................   20
44.   Toxic Materials..............................................   20
45.   Authority....................................................   21
46.   Conflict.....................................................   22
47.   No Offer.....................................................   22
48.   Lender Modification..........................................   22
49.   Multiple Parties.............................................   22
50.   Tenant Improvements..........................................   22
51.   Option To Extend.............................................   22
52.   Attachments..................................................   23

                                STANDARD LEASE



1. Basic Lease Provisions ("Basic Lease Provisions").

   1.1 Parties. This Lease, dated, for reference purposes only, September 2, 1997 (this "Lease"), is made by and between John Hancock Mutual Life Insurance Company, a Massachusetts corporation, (herein called "Lessor"), and Microelectronic Packaging, Inc., a California corporation (herein called "Lessee").

   1.2 Premises. A total of approximately Twenty-Four Thousand Eight Hundred Thirty-Eight (24,838) rentable square feet, more or less, as defined further in paragraph 2 and as shown on Exhibit A hereto (the "Premises").

   1.3 Building. Commonly described as being located at 9577 Chesapeake Drive in the City of San Diego, County of San Diego, State of California, more particularly described on Exhibit B hereto, and as defined in paragraph 2.

   1.4 Permitted Use. Computer microchip module and electronic component assembly and test use, and ceramic thick film electronic circuit fabrication, consistent with the character of a first class industrial/office building, subject to paragraph 6.

   1.5 Term. Five (5) years and two (2) months, commencing as set forth in paragraph 3.1.

   1.6 Base Rent. Sixteen Thousand One Hundred Forty-Four and 70/100 Dollars ($16,144.70) per month, payable on the 1st day of each month, in advance, per paragraph 4.1.

   1.7 Base Rent Increase. The monthly Base Rent payable under paragraph 1.6 above shall be adjusted as provided in paragraph 4.1 below.

   1.8 Rent Paid Upon Execution. Sixteen Thousand One Hundred Forty-Four and 70/100 Dollars ($16,144.70), an amount to be applied to the first month's Base Rent.

   1.9 Security Deposit. Sixteen Thousand One Hundred Forty-Four and 70/100 Dollars ($16,144.70).

   1.10 Lessee's Share of Operating Expenses and Lessee's Tax Share. Forty-eight and fifty-eight hundredths percent (48.58%), subject to paragraph 4.2.

2. Premises, Parking and Common Areas.

   2.1 Premises. The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions. "Building" shall include adjacent parking structures used in connection therewith. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Building Project." Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2, as the "Premises," including rights to the Common Areas as hereinafter specified.

   2.2 Vehicle Parking. So long as Lessee is not in default, and subject to the rules and regulations attached hereto as Exhibit C, and as established by Lessor from time to time, provided that such amended rules and regulations are not discriminatory and do not contravene or contradict the terms of this Lease, Lessee shall be entitled to use at no charge seventy-two (72) parking spaces, which shall be reserved spaces, as indicated on Exhibit D hereto. If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect with regard to the use of parking, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor. Lessor shall, as an Operating Expense, cause the asphalt parking areas to be re-slurry sealed within the first six months of the Lease term.

   2.3 Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Building Project that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Building Project and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to, any and all common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

   2.4 Common Areas - Rules and Regulations. Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit C with respect to the Building Project and Common Areas, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said rules and regulations; provided, however, that such amended rules and regulations are not discriminatory and do not contravene or contradict the terms of this Lease. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees, their agents, employees and invitees of the Building Project.

   2.5 Common Areas - Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

        2.5.1 To make changes to the Building interior (but not to the interior of the Premises) and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number and appearance thereof, including but not limited to any and all lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, discretion of traffic, decorative walls, landscaped areas and walkways; provided, however, Lessor shall at all times provide the parking facilities required by applicable law;

        2.5.2 To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

        2.5.3 To designate other land and improvements outside the boundaries of the Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Building Project;

        2.5.4  To add additional buildings and improvements to the Common Areas;

        2.5.5 To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building Project, or any portion hereof;

        2.5.6 To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Building Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

        2.5.7 Lessor shall use commercially reasonable efforts to conduct all of Lessor's activities in the Premises in a manner designed to minimize interference to Lessee and Lessee's use of the Premises.

3. Term.

   3.1  Term; Free Rent.  The term of this Lease shall be five (5) years and two
(2) months, commencing upon the Commencement Date. The "Commencement Date" of this Lease shall be September 1, 1997.

   3.2 Delay in Possession. Notwithstanding said Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof; in such case, Lessee shall not be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Lessee, as hereinafter defined. Notwithstanding the foregoing, Lessor will diligently attempt to deliver the Premises immediately upon full execution and delivery of the Lease. Notwithstanding the foregoing, in the event that Lessor fails to give possession of the Premises to Lessee by the sixtieth (60th) day following the Commencement Date (the "Delay Date"), Lessee, at its election and without waiving any other rights it may have, may as its sole remedy, in Lessee's sole determination, terminate this Lease upon unconditional written notice to Lessor within ten (10) days after such 60-day period, in which event Lessor shall return any payments made by Lessee to Lessor within five (5) business days of such termination.

4. Rent.

   4.1 Base Rent. Except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent for the Premises set forth in paragraph
1.6 of the Basic Lease Provisions as adjusted, without offset or deduction. Lessee shall pay Lessor upon execution hereof the advance Base Rent described in paragraph 1.8 of the Basic Lease Provisions. Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Notwithstanding any provision to the contrary in this Lease, during the months of September and October 1997, Lessee shall not be responsible to pay any Base Rent, Operating Expenses, or Applicable Taxes. Base Rent shall be adjusted each November 1, as follows:


          Lease Year                             Base Rent
          ----------                             ---------

          November 1, 1997-October 31, 1998      $16,144.70
          November 1, 1998-October 31, 1999      $17,386.60
          November 1, 1999-October 31, 2000      $18,628.50
          November 1, 2000-October 31, 2001      $19,870.40
          November 1, 2001-October 31, 2002      $21,112.30

   4.2 Definitions.  The following definitions shall apply to this Article 4:

       4.2.1 "Lessee's Share" is defined, for purposes of this Lease, as the percentage set forth in paragraph 1.10 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate rentable square footage of the Premises by the total approximate square footage of the rentable space contained in the Building Project. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Building Project, provided, however, that if Lessor elects, in its discretion, to remeasure the Premises, such remeasurement shall be performed by a qualified architect selected by Lessor in accordance with the then applicable standards of the Building Owners and Managers Association. If such remeasurement indicates that the rentable square footage of the Premises is other than 24,838 square feet, then the Base Rent and Lessee's Share will be adjusted proportionately.
It is further agreed that Lessee shall in no event be entitled to a credit to or adjustment of Lessee's Share of Operating Expenses payable hereunder, even if the ratio of Operating Expenses actually paid by Lessee compared to total Operating Expenses actually paid by all lessees of the Building Project exceeds Lessee's Share (as it might, by way of example only and not limitation, if some leases of the Building Project are made on a "full gross" basis, in which case the lessees under such leases would not directly pay any portion of the Operating Expenses or increase therein).

       4.2.2 "Operating Expenses" is defined, for purposes of this Lease, to include all costs, if any, incurred by Lessor in the exercise of its reasonable discretion, for:

          4.2.2.1 The operation, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Building Project, including, but not limited to, the following:

             4.2.2.1.1 The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

             4.2.2.1.2 Any and all heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Building Project, including elevators and escalators, lessee directories, fire detection systems including sprinkler system maintenance and repair.

          4.2.2.2 Trash disposal, janitorial and security services;

          4.2.2.3 Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an "Operating Expense";

          4.2.2.4 The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under paragraph 8 hereof;

          4.2.2.5 The amount of the real property taxes to be paid by Lessor under paragraph 10.1 hereof;

          4.2.2.6 The cost of water, sewer, gas, electricity, and other publicly mandated services to the Common Areas;

          4.2.2.7 Labor, salaries and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Building Project and accounting and a management fee attributable to the operation of the Building Project.

          4.2.2.8 Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby, including without limitation, for seismic safety or compliance with the American Disabilities Act, such costs to be amortized over the useful life of the applicable equipment or capital improvements according to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then reasonable in the judgment of Lessor's accountants);

          4.2.2.9 Replacements of equipment or capital improvements, as amortized over such equipment or improvement's useful life for depreciation purposes according to federal income tax guidelines;

   For purposes of this Lease, Operating Expenses shall not include taxes covered under paragraph 4.2.3 below, interest expense (except as provided in paragraph 4.2.2.8 above), leasing commissions, depreciation on the improvements contained in the Building (except as provided in paragraph 4.2.2.8 above), the cost of capital expenditures not included within paragraphs 4.2.7.8 or 4.2.2.9 above, any costs which are paid by any tenant directly to third parties or as to which Lessor is otherwise reimbursed by any other tenant, third party or by insurance proceeds, legal fees, brokerage commissions, advertising costs and other related expenses incurred in connection with the leasing of the Building, repairs, alterations, additions, improvements or replacements made to comply with any requirements of any governmental authority in effect as of the Commencement Date; damage and repairs attributable to condemnation, fire or other casualty covered under any insurance policy (above any "deductible" portion thereof) carried by Lessor in connection with the Building, damage and repairs covered under any warranty or insurance policy carried by Lessor in connection with the Building or the Premises, damage and repairs necessitated by the gross negligence or willful misconduct of Lessor or Lessor's employees, contractors or agents, executive salaries of Lessor, salaries of service personnel to the extent that such service personnel perform services not in connection with the management, operation, repair or maintenance of the Building, Lessor general overhead expenses not related to the Building or the Common Areas, payments of principal or interest on any mortgage or other encumbrance including ground lease payments and points, commissions and legal fees associated with financing, legal fees, accountants' fees and other expenses incurred in connection with disputes with Lessee or other tenants or occupants of the Building or associated with the enforcement of any leases or defense of Lessor's title to or interest in the Building or any part thereof, costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants or vacant space in the Building, costs incurred due to violation by Lessor or any other tenant in the Building of the terms and conditions of any lease, charitable or political contributions, any cost or expense related to the testing for, removal, transportation or storage of Hazardous Materials from the Building, the underlying property or Premises which are caused by Lessor or a tenant of the Building, interest, penalties or other costs arising out of Lessor's failure to make timely payments of its obligations, and overhead and profit paid to subsidiaries or affiliates of Lessor for management or other services for the Premises to the extent that the costs of the services, supplies or materials exceed the competitive costs of the services, supplies or materials if they were not provided by a subsidiary or an affiliate. The computation of Operating Expenses shall be made in accordance with fair and reasonable accounting principles customarily applied by owners of similar properties in San Diego, California.

       4.2.3 "Applicable Taxes" shall mean all taxes, assessments and charges levied on or with respect to the Building, the Building Project, or any personal property of Lessor used in the operation thereof and payable by Lessor. Applicable Taxes shall include, without limitation, all general real property taxes and general and special assessments, fees, assessments or charges for transit, police, fire, housing, other governmental services, or purported benefits of the Building, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied on or assessed against Lessor by, or payable by Lessor as a result of, the requirements of the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other taxes. Applicable Taxes shall not include the following: (i) any state, local, federal, personal, franchise, capital stock, inheritance, estate, gift or corporate income tax, or any other tax measured by the income of Lessor; (ii) any transfer taxes; (iii) interest on taxes or penalties resulting from Lessor's failure to pay taxes, except to the extent such failure is due to Lessee's failure to pay such taxes to Lessor when provided under the Lease; (iv) any increases in taxes attributable to additional improvements to the Building unless such improvements are constructed for the benefit of all the tenants of the Building; (v) any assessments for public improvements or any taxes which are essentially payments to a governmental agency for the right to make improvements to the building or surrounding area, to the extent such assessments are not in effect as of the date of the lease and have not received the prior written consent of Lessee; or
(vi) any environmental tax, surcharge or other fee affecting the premises due to Lessor's activities with respect to Hazardous Materials, as opposed to general, area-wide taxes or surcharges with respect to the remediation or testing for Hazardous Materials). Applicable Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Applicable Taxes. Notwithstanding, anything to the contrary in this Lease, in the event that any Applicable Taxes are payable, or may at the option of the taxpayer be paid in installments, such Applicable Taxes shall be deemed to have been paid in installments, regardless of the method of actual payment by Lessor, and Lessee's Share of such Applicable Taxes shall only include those installments which would become due and payable during the Term.

   4.3 Payment of Lessee's Share. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as herein defined, of all Operating Expenses and Applicable Taxes, as herein defined, during each calendar year of the term of this Lease.

   4.4 Time for Payment. The payments contemplated under paragraph 4.3 shall be made as follows:

       4.4.1 During each month of each calendar year of the Lease, Lessee shall pay to Lessor, with each installments of Base Rent, such amounts are estimated by Lessor to be one-twelfth (1/12th) of the amounts payable pursuant to paragraph 4.3 with respect to such year; provided, however, that Lessor may, by written notice to Lessee, revise its estimates, no more than two (2) times per calendar year, for such year and subsequent payments during the remainder of the year shall be based upon such revised estimate.

       4.4.2 With reasonable promptness after the end of each calendar year, Lessor shall deliver to Lessee a statement setting forth the actual Operating Expenses and Applicable Taxes for such calendar year and a comparison of any amounts payable under paragraph 4.3 with the estimated payments made by Lessee. If the amounts payable under paragraph 4.3 are less than the estimated payments made by Lessee with respect to a given lease year, the statement shall be accompanied by a refund of the excess by Lessor, or, at Lessor's election, and provided that the Lease has not expired or otherwise terminated, a notice that Lessor shall credit the excess to the next succeeding monthly installments of the Base Rent. If the amounts payable under paragraph 4.3 are more than the estimated payments made by Lessee with respect to such year, Lessee shall pay the deficiency to Lessor within thirty (30) days after delivery of such statement. Statements provided by Lessor shall be final and binding upon Lessee, if Lessee fails to contest the same within ninety (90) days after the date of delivery to Lessee.

   4.5 Partial Year. If the Commencement or Expiration Date shall occur on a date other than the first or last day of a calendar year, Lessee's Share of Operating Expenses and Applicable Taxes for such year shall be prorated according to the ratio that the number of days during said year that the Lease was in effect bears to 365.

   4.6 Vacancy Adjustment. Notwithstanding anything to the contrary in the Lease, if during any year of the Lease the Building is less than 95% occupied, for the purposes of computing Lessee's Share of Operating Expenses for said year, those Operating Expenses which vary based upon occupancy levels shall be adjusted as though the Building were 95% occupied; provided, however, in no event shall the aggregate amount collected by Lessor from all tenants in the Building exceed the actual Operating Expenses for said year.

   4.7 Lessee's Right to Audit. If, within ninety (90) days of Lessee's receipt of Lessor's annual statement of Operating Expenses, Lessee notifies Lessor that Lessee desires to audit or review Lessor's statement, Lessor shall cooperate with Lessee to permit such audit or review during normal business hours and at Lessee's sole cost and expense, unless such audit reveals a discrepancy of at least five percent (5%) of Lessee's Share of Operating Expenses and Applicable Taxes, in which event Lessor shall pay the costs and expenses of such audit. In the event that such audit reveals discrepancy in Lessee's favor, Lessor shall credit the amount of such discrepancy to the next payment(s) of Base Rent falling due under the terms of this Lease. If the Term of this Lease has expired or otherwise terminated, Lessor shall pay Lessee the amount of such discrepancy within ten (10) days of the completion of the audit.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in paragraph 1.9 of the Basic Lease Provisions as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder beyond any applicable cure period, or otherwise defaults with respect to any provision of this Lease beyond any applicable cure period, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge or default for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. Lessor shall not be required to keep said security deposit separate from its general accounts. If Lessee performs all of the Lessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof or earlier termination of this Lease, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit, and under no circumstances shall Lessor be required to keep the Security Deposit separate from its other funds or in an interest-bearing account, nor shall Lessee be entitled to any interest on such amounts regardless of whether or not the Security Deposit is deposited in an interest-bearing account.

6. Permitted Use.

   6.1 Permitted Use. The Premises shall be used and occupied only for the purpose set forth in paragraph 1.4 of the Basic Lease Provisions and for no other purpose.

   6.2 Compliance with Law.

       6.2.1 Lessor makes no representation or warranty to Lessee regarding the condition of the Premises or with respect to whether or not the Premises, or the use for which Lessee will occupy the Premises, will violate any covenants or restrictions of record, or any applicable building code, regulation, law or ordinance in effect on the Lease term Commencement Date or at any other time.

       6.2.2 Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants, conditions and restrictions of record and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Building Project. Without limiting the foregoing, Lessee shall not allow the emission from the Premises of odors or noise inconsistent with the operation of a first-class office building, as reasonably determined by Lessor.

   6.3 Condition of Premises.

       6.3.1 Lessor shall deliver the Premises to Lessee on the Lease Commencement Date (unless Lessee is already in possession) in their current condition, AS-IS, but makes no representation or warranty regarding the condition of the Premises, except that Lessor represents and warrants that, as of the Commencement Date, the roof of the Building and all HVAC, electrical and plumbing systems are in good working condition. Lessor shall not be responsible to construct any tenant improvements in the Premises.

       6.3.2 Except as otherwise provided in this Lease, Lessee hereby accepts the Premises and the Building Project in their condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Building Project for the conduct of Lessee's business. Notwithstanding the foregoing, if, during the first twenty (20) days of the term hereof, Lessee notifies Lessor of any matters which Lessor reasonably agrees constitute defects in the condition of the Premises, Lessee shall have no obligation to repair such defects upon the expiration or earlier termination of this Lease.

7. Maintenance, Repairs, Alterations and Common Area Services.

   7.1 Lessor's Obligations. Lessor shall keep the Building Project, including the Premises, interior and exterior walls, roof, and common areas, in good condition and repair; provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above current Building standards. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lessee's business with respect to any improvements, alterations or repairs made by Lessor to the Building Project or any part thereof, or on account of any interruption of services or of access to the Premises, Building or Building Project. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

   7.2 Lessee's Obligations.

       7.2.1 Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above current Building standards. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee's responsibility hereunder.

       7.2.2 On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings and plumbing on the Premises and in good operating condition.

   7.3 Alterations and Additions.

       7.3.1 Lessee shall not, without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, make any alterations, improvements additions, Utility Installations or repairs in, on or about the Premises, or the Building Project. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. Lessor shall inform Lessee, at the time Lessor provides consent to any alteration or improvement, whether Lessee shall be responsible for the removal of such alteration or improvement, and the return of the Premises to their prior condition upon the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Lessee shall not be required to remove the initial tenant improvements to the Premises the construction of which has commenced prior to November 1, 1997. Notwithstanding anything to the contrary herein, Lessee shall have the right to make non-structural alterations to the Premises which do not affect the Building systems and which cost less than Five Thousand Dollars ($5,000) in the aggregate over any twelve (12) month period without the prior written consent of Lessor, provided that such alterations are otherwise made in compliance with the terms of this Lease. Lessee shall notify Lessor in writing of such alterations, additions or improvements and Lessor shall within ten (10) days, inform Lessee in writing whether Lessee is responsible for the removal of such alterations, addition or improvements at the expiration or earlier termination of the term of this Lease. Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly and reasonably approved by Lessor, and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any part or all of the same.

       7.3.2 Any alterations, improvements, additions or Utility Installations in or about the Premises or the Building Project that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner. Such consent will not be unreasonably withheld.

       7.3.3 Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Building Project, or any interest therein.

       7.3.4 Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. Lessee shall at all times keep the Premises, the Building and the Building Project free and clear of liens attributable in any way to a work of improvement commissioned by Lessee, or to the acts or omissions of Lessee, any of Lessee's employees, agents, or contractors, or any of their employees, agents or sub-contractors. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Lessor or the Premises, the Building or the Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount not less than one hundred fifty percent (150%) of the amount of such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Building Project free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs in participating in such action if Lessor shall reasonably determine that such participation is necessary to protect Lessor's interest in the Building Project.

       7.3.5 All alterations, improvements, additions and Utility installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made to the Premises by Lessee, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the lease term, unless Lessor requires their removal pursuant to paragraph 7.3.1. Provided Lessee is not in default, notwithstanding the provisions of this paragraph 7.3.5, Lessee's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2.

       7.3.6 Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations, to the extent Lessee obtains such plans and specifications.

   7.4 Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Building Project for the benefit of Lessor or Lessee, or any other lessee of the Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8. Insurance; Indemnity.

   8.1 Liability Insurance-Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of broad form Commercial General Liability insurance on an occurrence basis, in an amount of not less than One Million Dollars ($1,000,000) per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor and shall insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder.

   8.2 Liability Insurance-Lessor. Although Lessor shall not be required to maintain any liability insurance, any premiums for liability insurance maintained by Lessor relating to the Premises, the Building or the Building Project shall be Operating Expenses hereunder.

   8.3 Property Insurance-Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost all-risks insurance, including without limitation fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement costs, as the same may exist from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements.

   8.4 Property Insurance-Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Building Project improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Building Project. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom; however, Lessor's receipt of any payment from a claim under such policy shall relieve Lessee from the obligation, if any, of making such payment under the terms of this Lease. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Lessor or the aforesaid lender may determine. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

   8.5 Insurance Policies. Lessee shall deliver to Lessor certificates evidencing the existence and amounts of the liability insurance policies required under paragraphs 8.1 and 8.3 within seven (7) days after the Commencement Date of this Lease.

   Each policy required to be obtained by Lessee hereunder shall: (a) be issued by insurers authorized to do business in the state of California and rated not less than financial class X, and not less than policyholder rating A, in the most recent version of Best's Key Rating Guide, or the equivalent rating in any other comparable guide selected by Lessor (provided that, in any event, the same insurance company shall provide the coverages described in paragraphs 8.1 and
8.3 above); (b) be in form reasonably satisfactory from time to time to Lessor;
(c) name Lessee as named insured thereunder and shall name Lessor and, at Lessor's request, Lessor's mortgagees and ground lessors of which Lessee has been informed in writing, as additional insureds (d) not have a deductible amount exceeding Five Thousand Dollars ($5,000.00); (e) specifically provide that the insurance afforded by such policy for the benefit of Lessor and

Lessor's mortgagees and ground lessors shall be primary, and any insurance carried by Lessor or Lessor's mortgagees and ground lessors shall be excess and non-contributing; (f) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in paragraph 8.6 below: and (g) contain an undertaking by the insurer to notify Lessor (and the mortgagees and ground lessors of Lessor who are named as additional insureds) in writing not less than thirty (30) days prior to reduction in coverage, cancellation or other termination thereof. Lessee agrees to deliver to Lessor, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after the date Lessee takes possession of all or any part of the Premises, certificates from the insurance company evidencing the existence of such insurance and Lessee's compliance with the foregoing provisions of this paragraph 8. Lessee shall cause certificates of replacement policies to be delivered to Lessor not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, and after Lessor's written notice to Lessee of such failure and Lessee's subsequent failure to timely cure within fifteen (15) business days, Lessee shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided herein, and Lessor shall have the right, but not the obligation, to procure such policies and certificates at Lessee's expense.

   8.6 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

   8.7 Indemnity. Lessee shall indemnify and hold harmless Lessor and its agents, shareholders, directors, employees, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Lessee's use of the Building Project, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, employees or invitees and from and against all costs, attorneys' fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Building Project arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor. Notwithstanding the foregoing, Lessee shall not be required to indemnify Lessor for any claims, losses, liabilities, costs or expenses to the extent caused by Lessor's, or Lessor's agents', employees' or invitees', negligence or willful misconduct.

   8.8 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Building Project, or of the equipment, fixtures or appurtenances applicable thereto except to the extent such damage is caused by Lessor's negligence or willful misconduct, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Building Project, nor from the failure of Lessor to enforce the provisions of any other lease of any other lessee of the Building Project.

   8.9 No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover Lessee's property or obligations under this Lease.

9. Damage or Destruction.

   9.1 Definitions.

       9.1.1 "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

       9.1.2 "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

       9.1.3 "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

       9.1.4 "Building Project Buildings" shall mean all of the buildings on the Building Project site.

       9.1.5 "Building Project Buildings Total Destruction" shall mean if the Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Building Project Buildings.

       9.1.6 "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

       9.1.7 "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees, other than those installed by Lessor at Lessee's expense.

   9.2 Premises Damage; Premises Building Partial Damage.

       9.2.1 Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Lessor shall, as soon as reasonably possible and to the extent insurance proceeds are available and the required materials and labor are readily available through usual commercial channels, at Lessor's expense, repair such damage (but not Lessee's fixtures, equipment or tenant improvements originally paid for by Lessee) to its condition existing immediately prior to the time of the damage, and this Lease shall continue in full force and effect.

       9.2.2 Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from using the Premises as provided in Paragraph 1.4, Lessor may at Lessor's option either (i) provided that Lessor reasonably believes that such repair work shall be completed within one hundred eighty
(180) days, repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect; in the event that Lessor reasonably believes such repair work shall not be completed within one hundred eighty (180) days, Lessee shall, in Lessee's sole discretion, have the option to terminate this Lease, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

   9.3 Premises Building Total Destruction; Building Project Total Destruction. Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classifications of either (a) Premises Building Total Destruction, or (b) Building Project Total Destruction, then Lessor may at Lessor's option either (i) provided that Lessor reasonably believes that such repair work shall be completed within one hundred eighty (180) days, repair such damage or destruction as soon as reasonably possible at Lessor's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Lessee's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect; in the event that Lessor reasonably believes such repair work shall not be completed within one hundred eighty (180) days, Lessee shall, in Lessee's sole discretion, have the option to terminate this Lease, or (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

   9.4 Damage Near End of Term.

       9.4.1  Subject to paragraph 9.4.2, if at any time during the last twelve
(12) months of the term of this Lease there is substantial damage to the Premises, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

       9.4.2 Notwithstanding paragraph 9.4.1, in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

   9.5 Abatement of Rent; Lessee's Remedies.

       9.5.1 If, in the event of Premises Damages, Lessor repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable for the Permitted Use as defined herein (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Lessee, and (2) such abatement shall be equal to the proportion of the Premises that is usable bears to the total area of the Premises. Except for said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

          9.5.2 If Lessor shall be obligated to repair or restore the Premises or the Building under the provisions of this paragraph 9 and shall not commence such repair or restoration within thirty (30) days after such occurrence, or if Lessor shall not complete the restoration and repair within six (6) months after such occurrence, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

          9.5.3 Lessee agrees to cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

    9.6 Termination-Advance Payments. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall within fourteen (14) days after the termination of this Lease, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

    9.7 Waiver. Lessor and Lessee waive the provisions of any statute which relates to termination of leases when leased property is destroyed, including without limitation California Civil Code Section 1932, Subsection 2 and Section 1933, Subsection 4, and agree that such event shall be governed by the terms of this Lease.

10. Real Property Taxes.

    10.1 Payment of Taxes. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Building Project, except as otherwise provided in paragraph 10.2.

    10.2 Additional Improvements. Lessee shall not be responsible for paying any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Building Project by other lessees or by Lessor for the exclusive enjoyment of any other lessee. Lessee shall, however, pay to Lessor, at the time that Operating Expenses are payable under paragraph 4.3, the next scheduled rental payment comes due, the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

    10.3 Definition of "Real Property Tax." As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Building Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Building Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinabove included within the definition of "real property tax," or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or
(iv) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Building Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof. If any assessments affecting the Premises are payable in installments and Lessor should prepay such assessments in advance of the date such installments would become due, Lessee shall be solely responsible for the portion of such assessment that would have normally come due as an installment, unless consented to by Lessee in writing.

    10.4 Joint Assessment. If the improvements or property, the taxes for which are to be paid separately by Lessee under paragraph 10.2 or 10.5 are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

    10.5  Personal Property Taxes.

          10.5.1 Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

          10.5.2 If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities.

    11.1 Services Provided by Lessor. Lessor shall provide such services and utilities as Lessor determines to be appropriate for operation and maintenance of the Common Areas.

    11.2 Services Exclusive to Lessee. Lessee shall provide for an pay for all water, gas, heat, light, power, telephone and other utilities and services for the Premises, which shall be specially or exclusively supplied and/or metered to the Premises or to Lessee, together with any taxes thereon.

    11.3 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service, regardless of whether or not the cause thereof was within Lessor's control.

12. Assignment and Subletting.

    12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material default and breach of this Lease without the need for notice to Lessee under paragraph 13.1. "Transfer" within the meaning of this paragraph 12 shall include the transfer or transfers aggregating: (a) if Lessee is a corporation, more than twenty-five percent (25%) of the voting stock of such corporation or more than twenty-five (25%) of the voting stock of Lessee's parent or (b) if Lessee is a partnership, more than twenty-five percent (25%) of the profit and loss participation in such partnership. Notwithstanding the foregoing, Lessee may assign all of its interest in the Lease, without obtaining the consent of Lessor, to any entity which controls, is controlled by or is under common control with the original Lessee to this Lease by means of an ownership interest of more than fifty percent (50%). For purposes of this Section 12.1, the term "ownership interest" means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Lessee may assign this Lease or sublet any portion of the Premises without Lessor's consent to any of the following: (i) any corporation which controls, is controlled by or under common control with Lessee; (ii) any corporation resulting from the merger or consolidation of Lessee and has a net worth equal to that of Lessee; and (iii) any person or entity which acquires all of the assets of Lessee as a going concern of the business that is being conducted on the Premises (collectively, "Lessee Affiliate"), provided that such assignee assumes in full the obligations of Lessee under the Lease. Lessor's right to terminate the Lease in response to a requested assignment or subletting shall not apply to an assignment of the Lease or a subletting of the Premises to a Lessee Affiliate. Notwithstanding anything to the contrary in the Lease, the terms of this Article 12 shall not apply to Lessee if Lessee if a publicly traded company. Further, an initial public trading of Lessee's stock shall not constitute an assignment or transfer for purposes of this Article 12. With respect to any proposed assignment or sublease requiring Lessor's consent, Lessor shall have the right, at its election, to recapture the Premises or a portion thereof, as applicable, for the purpose of directly marketing the Premises or a portion thereof to any third party selected by Lessor, for the length of time, in the case of a sublease, offered by Lessee. Such recapture shall be effective as of the date specified by Lessee in its request for consent of Lessor as the proposed commencement date for the assignment or sublease or, if no date is so specified, on the date selected by Lessor. In the event of such recapture by Lessor, the Lease shall be amended to document the elimination of the applicable portion of the Premises. Any necessary documents in connection with such recapture shall be prepared and paid for by Lessor.

    12.2  Terms and Conditions Applicable to Assignment and Subletting.


          12.2.1 Regardless of Lessor's consent, no assignment or subletting shall release Lessee of Lessee's obligations hereunder or after the primary liability of Lessee to pay the rent and other sums due Lessor hereunder including Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder.

          12.2.2 Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment without being deemed to have consented thereto.

          12.2.3 Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease.

          12.2.4 If Lessee's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

          12.2.5 The consent by Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee.
However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; provided, however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Lessee or sublessee under this Lease or such sublease.

          12.2.6 In the event of any default under this Lease after any applicable cure period, Lessor may proceed directly against Lessee, any guarantors or anyone else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          12.2.7 Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

          12.2.8 The discovery of the fact that any financial statement relied upon by Lessor in giving its consent to an assignment or subletting was materially false shall, at Lessor's election, render Lessor's said consent null and void. Lessor acknowledges that it has received and reviewed financial statements provided by Lessee.

          12.2.9 Any disapproval by Lessor of any proposed assignee or sublessee based on the fact that such party is an existing tenant of the Building Project shall be deemed to be reasonable.

    12.3 Additional Terms and Conditions Applicable to Subletting. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          12.3.1 Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

          12.3.2 No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is reasonably satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

          12.3.3 In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

          12.3.4 No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          12.3.5 With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within three (3) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

          12.3.6 Notwithstanding anything to the contrary in the foregoing, fifty percent (50%) of any rent or other economic consideration received by Lessee as a result of an assignment or subletting which exceeds, on a square foot basis, in the aggregate, (i) the total rent which Lessee is obligated to pay to Lessor under the Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any reasonable and customary brokerage commissions (not to exceed three percent (3%) of base rent payable under the assignment or sublease) actually paid by Lessee in connection with such assignment or subletting, shall be paid to Lessor within ten (10) days after receipt thereof as additional rent hereunder, without altering or reducing any other obligations of Lessee hereunder.

    12.4 Lessor's Expenses. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable costs and expenses incurred in connection therewith, including without limitation attorneys', architects', engineers' and other consultants' fees.

    12.5 Conditions to Consent. Lessor reserves the right to condition any approval to assign or sublet upon Lessor's determination that (a) the proposed assignee or sublessee shall conduct a business on the Premises of a quality substantially equal to that of Lessee and consistent with the general character of the other occupants of the Building Project and not in violation of any exclusives or rights then held by other tenants, and (b) the proposed assignee or sublessee be at least as financially responsible as Lessee was expected to be at the time of the execution of this Lease or of such assignment or subletting, whichever is greater.

13. Default; Remedies.

    13.1 Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

         13.1.1 The abandonment of the Premises by Lessee.

         13.1.2 The breach by Lessee of any of the covenants, conditions or provisions of paragraphs 12.1 (assignment or subletting), 13.1.1 (abandonment),
13.1.5 (insolvency), 13.1.6 (false statement), 16.1 (estoppel certificate), 29 (subordination), 32 (auctions), or 40.1 (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Lessor to Lessee thereof.

         13.1.3 The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes, such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

         13.1.4 The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee other than those referenced in subparagraphs (b) and (c), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

         13.1.5 (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becoming a "debtor" as defined in 11 U.S.C. (S) 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within sixty
(60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within sixty (60) days. In the event that any provision of this paragraph 13.1.5 is contrary to any applicable law, such provision shall be of no force or effect.

         13.1.6 The discovery by Lessor that any financial statement given to Lessor by Lessee, or its successor in interest or by any guarantor of Lessee's obligation hereunder, was materially false.

   13.2  Lessor's Remedies.

         13.2.1 Termination. In the event of any default by Lessee, in addition to any other remedies available to Lessor under this Lease, at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder. In the event that Lessor shall elect to so terminate this Lease, then Lessor may recover from Lessee:

            13.2.1.1 the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

            13.2.1.2 the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus

            13.2.1.3 the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonable avoided; plus

            13.2.1.4 any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: "Unreimbursed Leasehold Improvement Costs" (as defined below); attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of damage caused by such removal) and storage (or disposal) of Lessee's personal property, equipment, fixtures, Lessee's alterations, additions, leasehold improvements and any other items which Lessee is required under this Lease to remove but does not remove. As used herein, the term "Unreimbursed Leasehold Improvement Costs" shall mean the product when multiplying (i) the sum of any leasehold improvement allowance plus any other costs provided, paid or incurred by Lessor in connection with the design and construction of the initial leasehold improvements installed in the Premises on or prior to the Commencement Date, by (ii) the fraction, the numerator of which is the number of months of the term of this Lease not yet elapsed as of the date on which this Lease is terminated (excluding any unexercised renewal options), and the denomination of which is the total number of months of the term of this Lease (excluding any unsecured renewal options). For example, if the total costs paid or incurred by Lessor with respect to the initial leasehold improvements was $100,000.00, the Lease term was sixty (60) months, and the Lease was terminated by reason of Lessee's default at the end of twelve (12) months, the Unreimbursed Leasehold Improvement Costs would be equal to $80,000.00 (i.e., $80,000.00 equals $100,000.00 x 48/60).

   As used in subparagraphs (i) and (ii), above, the "worth at the time of award" is computed by allowing interest at the maximum interest rate which Lessor is permitted by law to charge Lessee (the "Lease Rate"). As used in subparagraph (iii), above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         13.2.2 Re-Entry Rights. In the event of any default by Lessee, in addition to any other remedies available to Lessor under this Lease, at law or in equity, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Lessor pursuant to this paragraph 13.2.2, and no acceptance of surrender of the Premises or other action on Lessor's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction.

         13.2.3 Continuation of Lease. In the event of any default by Lessee, in addition to any other remedies available to Lessor under this Lease, at law or in equity, Lessor shall have the right to continue this Lease in full force and effect, whether or not Lessee shall have abandoned the Premises. The foregoing remedy shall also be available to Lessor pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Lessor elects to continue this Lease in full force and effect pursuant to this paragraph 13.2.3, then Lessor shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Lessor's election not to terminate this Lease pursuant to this paragraph 13.2.3 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Lessor from subsequently electing to terminate this Lease or pursuing any of its other remedies.

         13.2.4 Rights and Remedies Cumulative. All rights, options and remedies of Lessor contained in this paragraph 13.2 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this paragraph 13.2 shall be deemed to limit or otherwise affect Lessee's indemnification of Lessor pursuant to any provision of this Lease.

    13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first Mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty
(30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently pursues the same to completion.

    13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Building Project. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) business days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14. Condemnation. If the Premises or any portion thereof or the Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Building Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Lessee's business conducted from the Premises, either party shall have the option, to be exercised only in writing within thirty (30) days after receipt of written notice of such taking (or in the absence of such notice, within thirty
(30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Lessee's Share of Operating Expenses shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof. Lessor shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Building Project. Any award for the taking of all or any part of the Premises or the Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee's trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Lessee, unless and to the extent such award results in a reduction of Lessor's award. For that purpose the cost of such improvements shall be amortized on a straight-line base over the applicable recovery period in accordance with the Internal Revenue Code. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

15. Broker's Fee.

    15.1 The brokers involved in this transaction are John Burnham Company, as "listing broker" and CB Commercial, as "cooperating broker," licensed real estate broker(s). A "cooperating broker" is defined as any broker other than the listing broker entitled to a share of any commission arising under this Lease. Lessor shall pay a fee to each of said brokers equal to two and one-half percent (2 1/2%) of the total Base Rent which is payable over the initial term of the Lease. All brokerage fees hereunder shall be payable by Lessor in four
(4) equal installments, the first being within five (5) business days after the full execution and delivery of the Lease, and the others being on the first day of each of the following months: December 1997, January 1998 and February 1998; provided, however, that said payments shall only be owed only if and when Lessor has received from Lessee the monthly Base Rent for the applicable month.

    15.2 Lessor agrees to pay said fee not only on behalf of Lessor but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder. Any transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this paragraph 15. Subject to paragraph 15.3, Lessor shall indemnify, defend and hold Lessee harmless with respect to claims or judgments for such fee.

    15.3 Lessee and Lessor each represents and warrants to the other that neither has had any dealings with any person, firm, broker or finder other than the broker whose name is set forth in paragraph 15.1, above in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

16. Estoppel Certificate.

    16.1 Each party (as "responding party") shall at any time upon not less than ten (10) days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed, and (iii) in the case of Lessee, certify as to such other matters as may be requested by Lessor or by a prospective purchaser or encumbrancer of all or any part of the Building Project. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building Project or of the business of Lessee.

    16.2 At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond.

17. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a Lessee's interest in a ground lease of the Building Project and the income therefrom, and except as expressly provided in paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law or judgments from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

21. Additional Rent. All monetary obligations of Lessee to Lessor under the terms of this Lease, including expenses payable by Lessee hereunder shall be deemed to be rent.

22. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate brokers listed in paragraph 15 hereof nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Building Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease. Notwithstanding the foregoing, Lessee shall have no obligation to perform alterations that are of a capital or structural nature and are required by law unless such alterations are a result of alterations voluntarily made to the Premises by Lessee or Lessee's particular use of the Premises other than the

Permitted Use.

23. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below or adjacent to the signature of the respective parties, as the case may be. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight hours following deposit in the mail, postage prepaid, whichever first occurs. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. Recording. Lessor and Lessee shall, upon request of Lessor, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

26. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the rent payable shall be one hundred fifty percent (150%) of the rent payable immediately preceding the termination date of this Lease, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

28. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California applicable to contracts to be wholly performed within such State.

29. Subordination.

    29.1 Lessor shall have the right to subordinate this Lease, and Lessee shall, at Lessor's request, subordinate its rights under this Lease, to any existing or future ground lease, covenants, conditions and restrictions, easements, rights of way or any construction, operation and reciprocal easement agreements, deeds of trust or mortgages encumbering the Building Project, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Lessee's right to quiet possession of the Premises during the Term shall not be disturbed if Lessee pays the rent and performs all of Lessee's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage, and gives written notice thereof to Lessee, then this Lease shall be deemed prior to such ground lease, deed of trust or mortgage, whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

    29.2 If Lessor's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale, Lessee shall attorn to the transferee of or successor to Lessor's interest in the Premises and recognize such transferee of or successor as Lessor under this Lease, provided that the purchaser or lessor shall acquire and accept the Premises subject to this Lease. Lessee waives the protection of any statute or rule of law which gives or purports to give Lessee any right to terminate this Lease or surrender possession of the Premises upon the transfer of Lessor's interest.

    29.3 The effective subordination of this Lease to any future mortgages, deeds of trust, other security interest or leases shall be subject to the fulfillment of the conditions precedent that the holder of such mortgage or other lien on the Building shall first have agreed in writing that so long as Lessee is not in default, the Lease shall not be terminated by foreclosure or sale pursuant to the terms of such mortgage or lien and such subordination shall not otherwise materially restrict or limit the rights or increase the obligations of Lessee under this Lease. Lessee shall sign and deliver an instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so, including such reasonable conditions as the prospective lender or ground lessor may require, provided that such interests or documents recognize that Lessee's right to quiet possession of the Premises shall not be disturbed so long as Lessee is not in default of its obligations pursuant to this Lease beyond any applicable notice and cure period.

    29.4 Notwithstanding anything to be contrary herein, Lessor hereby represents and warrants to Lessee that the Premises are not currently subject to the lien of any deed of trust, and that Lessee shall not be requested to subordinate to the lien of a deed of trust during the initial term hereof.

30. Attorneys' Fees.

    30.1 If either party named herein bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

    30.2 The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

    30.3 Lessor shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

31. Lessor's Access.

    31.1 Lessor and Lessor's agents all have the right to enter the Premises at reasonable times upon reasonable notice for the purpose of inspecting the same, performing any services required of Lessor, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Building Project as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use of the Premises. Notwithstanding the foregoing, Lessor shall use commercially reasonable efforts to conduct all of Lessor's activities in the Premises in a manner designed to minimize interference to Lessee and Lessee's use of the Premises. Lessor may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs.

    31.2 All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same. Notwithstanding the foregoing, Lessor shall use commercially reasonable efforts to conduct all of Lessor's activities in the Premises in a manner designed to minimize interference to Lessee and Lessee's use of the Premises.

    31.3 Lessor shall have the right to retain keys to the Premises and upon reasonable notice to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee's property or business in connection therewith, except in the case that any such damage is caused by Lessor's negligence or willful misconduct.

32. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

33. Signs. Lessee shall not place any sign upon the Premises or the Building Project without Lessor's prior written consent. Lessee shall be entitled to suite entry signage and directory signage, as agreed upon by Lessor, at Lessor's cost and expense, and in accordance with all applicable laws, regulations, ordinances and recorded covenants, conditions and restrictions.

34. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

35. Consents. Except for paragraphs 32 (auctions) and 33 (signs) hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

36. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

37. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Building Project.

38. Options.

    38.1 Definitions. As used in this paragraph the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor or to terminate this Lease prior to the end of the third
(3rd) year of the term; (2) the option, right of first refusal or right of first opportunity to lease the Premises or the right of first offer to lease the Premises or the right of first refusal or right of first opportunity to lease other space within the Building Project or other property of Lessor or the right of first offer to lease other space within the Building Project or other property of Lessor; (3) the right or option to purchase the Premises or the Building Project, or the right of first refusal to purchase the Premises or the Building Project or the right or first offer to purchase the Premises or the Building Project, or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchase other property of Lessor. As used in this paragraph, the words "Lessee Affiliate" have the following meaning: any entity which shares a common ownership interest with Lessee of twenty-five percent (25%) or more.

    38.2 Options Personal. Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by the original Lessee while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee; provided, however, that an Option may be exercised by or assigned to any Lessee Affiliate. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

    38.3 Multiple Options. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

    38.4  Effect of Default on Options.

          38.4.1 Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1.3 or 13.1.4 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) in the event that Lessor has given to Lessee three or more notices of default under paragraph 13.1.3, or paragraph 13.1.4, whether or not the defaults are cured, during the 12-month period of time immediately prior to the time that Lessee attempts to exercise the subject Option, (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13.1.2, or is otherwise in default of any of the terms, covenants or conditions of this Lease.

          38.4.2 The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 38.4.1.

          38.4.3 All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in paragraph 13.1.4 within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, (iii) Lessor gives to Lessee three or more notices of default under paragraph 13.1.3, or paragraph 13.1.4, whether or not the defaults are cured, or (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13.1.2, or is otherwise in default of any of the terms, covenants and conditions of this Lease.

39. Security Measures--Lessor's Reservations.

    39.1 Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Building Project. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2.7.

    39.2 Without limiting its rights at law or elsewhere under this Lease, Lessor shall have the following rights:

          39.2.1 To change the name, address or title of the Building Project or building in which the Premises are located upon not less than 90 days' prior written notice;

          39.2.2 To permit any lessee the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein;

          39.2.3 To place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Building Project or on pole signs in the Common Areas.

    39.3  Lessee shall not:

          39.3.1 Use a representation (photographic or otherwise) of the Building or the Building Project or their name(s) in connection with Lessee's business without Lessor's prior written reasonable consent (Lessor hereby consents to Lessee's distribution of a photograph of the Building to Lessee's primary customer, Schlumberger, and/or Schlumberger's customer, Intel);

          39.3.2 Suffer or permit anyone, except in emergency, to go upon the roof of the Building without Lessor's prior written reasonable consent.

40. Easements.

    40.1 Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Parcel Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

    40.2 The obstruction of Lessee's view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

41. [INTENTIONALLY DELETED]

42. Lessor's Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Lessee under this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any abatement or offset of rent. If Lessee shall fail to pay any sum of money (other than Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for five (5) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations) then, notwithstanding anything to the contrary provided elsewhere herein, after Lessee's receipt of written notice thereof from Lessor, Lessor may, without waiving or releasing Lessee from any of Lessee's obligations, make such payment or perform such other act on behalf of Lessee. All sums so paid by Lessor and all necessary incidental costs incurred by Lessor in performing such other acts, together with interest at the Lease Rate (as defined in paragraph 13.2.1), shall be payable by Lessee to Lessor within five (5) days after demand therefor as additional rent. The foregoing rights are in addition to any and all remedies available to Lessor upon Lessee's default as described in paragraph 13.2.

43. Limitation on Lessor's Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Lessor under this Lease (including any actual or alleged breach or default by Lessor) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Lessor or Lessor's partners, and Lessee shall not seek recourse against the individual partners, directors, officers or shareholders of Lessor or Lessor's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Lessee and notwithstanding anything contained in this Lease to the contrary, Lessee hereby covenants and agrees for itself and all of its successor and assigns that the liability of Lessor for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Lessor), shall be limited solely to, and Lessee's and its successors' and assigns' sole and exclusive remedy shall be against, Lessor's interest in the Building Project and proceeds therefrom, and no other assets of Lessor.

44. Toxic Materials.

    44.1  Definitions.

    For purposes of this paragraph 44, "Hazardous Material" shall mean any substance:

          (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy; or

          (ii) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); or

          (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or

          (iv) the presence of which on the Premises, Building or Building Project causes or threatens to cause a nuisance upon the Premises, Building or Building Project or to adjacent properties or poses or threatens to pose a hazard to the Premises, Building or Building Project or to the health or safety of persons on or about the Premises, Building or Building Project; or

          (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

          (vi)  without limitation which contains polychlorinated biphenyls
(PCBs), asbestos or urea formaldehyde foam insulation; or

          (vii) which is or becomes defined as "medical waste" under the Medical Waste Management Act (Health & Safety Code Sections 25015-25099.3).

    For purposes of this paragraph 44, "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation:

          (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and

          (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

    For purposes of this paragraph 44, "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence on or after the date upon which Lessee takes possession of the Premises (the "Possession Date") of Hazardous Material upon, about, beneath the Premises, Building or Building Project or migrating or threatening to migrate to or from the Premises, Building or Building Project or the existence of a violation of Environmental Requirements pertaining to the Premises, Building or Building Project, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Premises, Building or Building Project, and including without limitation:

          (i) damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, Building or Building Project, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees of Lessee, with respect to which Lessee waives any immunity to which it may be entitled under any industrial or worker's compensation laws;

          (ii) fees incurred for the service of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Premises, Building or Building Project or any other property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this Lease or collection of any sums due hereunder;

          (iii) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (ii) herein; and

          (iv) diminution in the value of the Premises, Building or Building Project, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Premises, Building or Building Project.

    44.2 Lessee's Obligations.

    Lessee, at its sole cost and expense, shall comply with all Environmental Requirements relating to the storage, use and disposal of all Hazardous Materials, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 ("Title 22") as the same may be amended from time to time. Lessee shall be solely responsible for and shall protect, defend, indemnify, and hold Lessor, its agents and contractors harmless from and against all Environmental Damages arising out of or in connection with the storage, use and disposal of Hazardous Materials by Lessee, its officers, employees, agents, representatives, servants, subtenants, concessionaires, licensees, contractors, invitees or permittees. If the presence of Hazardous Materials on the Premises, Building or Building Project caused or permitted by Lessee results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established by any governmental agency having jurisdiction over such contamination, then Lessee shall, at its sole cost and expense, promptly take any and all action necessary to clean up such contamination if required by law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Premises, Building or Building Project. If at any time prior to the expiration of the Lease term, Lessor shall reach a reasonable good faith determination that Lessee or its officers, employees, agents, representatives, servants, subtenants, concessionaires, licensees, contractors, invitees or permittees have at any time violated any Environmental Requirements, discharged any Hazardous Material onto the Premises, Building or Building Project, or surrounding areas or otherwise subjected Lessor or the Building Project to liability for Environmental Damages, then Lessor shall have the right to require Lessee at Lessor's sole cost and expense to conduct appropriate tests of water and soil and to deliver to Lessor the result of such tests to demonstrate that no contamination in excess of legally permitted levels has occurred as a result of Lessee's use of the Premises, Building or Building Project. If it is determined that Lessee is responsible for the presence of Hazardous Materials on the Premises or Building in excess of legally permitted levels, Lessee shall pay for such tests. If the presence of Hazardous Materials on the Premises, Building or office Building Project is caused or permitted by Lessee or its officers, employees, agents, representatives, servants, subtenants, concessionaires, licensees, contractors, invitees or permittees such that Lessor or Lessee becomes obligated to conduct the necessary clean-up of such contamination as required above, then, Lessee shall further be solely responsible for, and shall protect, defend, indemnify and hold Lessor, its agents and contractors harmless from and against all claims, costs and liabilities, including actual attorneys' fees, expert witness fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Premises, Building or office Building Project and any other property of whatever nature to conditions which existed prior to Lessee's use thereof and which are within acceptable levels according to all Environmental Requirements or any other Federal, State or local governmental requirements. Lessee's obligations hereunder shall survive the termination of this Lease. Lessor shall indemnify, defend by counsel reasonably acceptable to Lessee, protect and hold Lessee harmless from and against all liabilities, losses, costs and expenses, demands, causes of action, claims or judgments directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials on the Premises, Building, or Building Project by Lessor or any of Lessor's agents, employees or contractors. Lessor's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.

45. Authority. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor. If Lessor and/or Lessee is a corporation (or partnership), each individual executing this Lease on behalf thereof represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

46. Conflict. Any conflict between the printed provisions, Exhibits or Addenda of this Lease and the computer-generated, typewritten or handwritten provisions, if any, shall be controlled by the computer-generated, typewritten or handwritten provisions.

47. No Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to Lessee to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by both parties.

48. Lender Modification. Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Building Project.

49. Multiple Parties. If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

50. Tenant Improvements. Lessee shall, at its sole cost and expense, cause such tenant improvements ("Improvements") as Lessee desires to be constructed in the Premises. All Improvements shall be constructed by a general contractor reasonably approved in writing by Lessor, in accordance with plans and specifications reasonably approved in advance by Lessor, and otherwise in accordance with the provisions of paragraph 7.3 (Alterations and Additions); provided, however, that with respect to the Improvements Lessee shall not be obligated to obtain the lien and completion bond otherwise required thereunder.

51. Option To Extend. Provided that (i) Lessee is not in default under the terms of this Lease at the time the Renewal Option (as defined below), and (ii) Lessee provides Lessor with written notice thereof at least nine (9) months in advance, Lessee shall have the option (the "Renewal Option") to renew this Lease for one (1) period of five (5) years each (the "Renewal Term"), commencing upon the last day of the initial Term of this Lease (the "Termination Date"). Such Renewal Term shall be on all the terms and conditions of this Lease, except that Base Rent due hereunder shall be adjusted based upon the Market Rent for the Premises as of the commencement of the Renewal Term.

    The term "Market Rent" shall mean the monthly amount per rentable square foot in the Premises that a willing, non-equity, non-renewal, non-expansion new tenant would pay and a willing landlord would accept at arm's length for space in a comparable building or buildings, with comparable tenant improvements, in a comparable location, giving appropriate consideration to monthly rental rates per rentable square foot, the presence or absence of rent escalation clauses such as operating expense and tax pass-throughs, length of lease term, size and location of premises being leased, if any, and other generally applicable terms and conditions of tenancy for a similar building or buildings.

    No later than eight (8) months prior to the Termination Date, Lessor and Lessee, upon notice from Lessor, shall have a period of thirty (30) days in which to agree on the Market Rent. If they agree within that period, they shall immediately execute an amendment to this Lease stating the Base Rent for such period.

    If Lessor and Lessee are unable to agree upon the Market Rent within such thirty (30) day period, then the dispute shall proceed to arbitration conducted pursuant to the located and the Real Estate Arbitration Rules of the American Arbitration Association or its successor insofar as said rules do not conflict with said laws or this paragraph. Within ten (10) days of the expiration of the aforesaid thirty (30) day period, Lessor and Lessee shall select one joint arbitrator or, if they cannot agree on one joint arbitrator, then each shall select an arbitrator within fifteen (15) days of the expiration of the aforesaid thirty (30) day period and notify the other party of its selection. On or before the selection of such arbitrators, Lessor and Lessee shall exchange, in writing, their respective determinations of Market Rent. The two arbitrators selected shall designate the thirty arbitrator forthwith. Each arbitrator selectee shall be a real estate appraiser with an MAI certification or a real estate broker, with at least five (5) years of experience appraising or leasing building space comparable to the Premises in the city and county where the Premises is located. The arbitrators shall convene in the city or county in which the Premises are located as soon as practicable and offer Lessor and Lessee the opportunity to present their cases. If any party fails to appear, participate or produce evidence in an arbitration proceeding, the arbitrators may make their decision based solely on the evidence actually presented. The arbitrators shall make their determinations of Market Rent based on the factors referenced above, and based only upon whether the Market Rent submitted by Lessor or that submitted by Lessee is closest to actual Market Rate, and not on the basis of a compromise or average of the submitted figures. Such decision shall be binding upon Lessor and Lessee and enforceable in a court of law. The costs, charges and fees of the arbitrators shall be paid by the party whose submitted determination of Market Rent is not selected. In the event either party fails to appoint an arbitrator or the two arbitrators fail to select a third arbitrator within the time required by this section, upon application of either party, the arbitrator shall be appointed by the American Arbitration Association, or if there is no American Arbitration Association or it shall refuse to perform this function, then by the then Presiding Judge of the Superior Court and/or presiding trial court of the State and County in which the Premises is located.

52. Attachments. Attached hereto are the following documents which constitute a part of this Lease:

    Exhibit A - Premises
    Exhibit B - Building Project
    Exhibit C - Rules and Regulations
    Exhibit D - Location of Reserved Parking

   LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

    IF THIS LEASE HAS BEEN FILLED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE LESSOR, ITS COUNSEL, ANY REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

LESSOR:                                                    LESSEE:

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a              MICROELECTRONIC PACKAGING, INC., a California
Massachusetts corporation                                  corporation

By: /s/ JOHN NAGLE                                         By: /s/ DENIS J. TRAFECANTY
    ---------------------------------------------              ----------------------------------------------
    John Nagle                                             Name: Denis J. Trafecanty
    Senior Investment Officer                                    --------------------------------------------
                                                           Title: SVP Chief Financial Officer
                                                                  -------------------------------------------

Date: September 18, 1997                                   Date: Sept. 16, 1997
      -------------------------------------------                --------------------------------------------

Lessor's Notice Address:                                   By: _____________________________________________
                                                           Name: ___________________________________________
John Hancock Mutual Life Insurance Company                 Title: __________________________________________
200 Clarendon Street, Floor T-52
Boston, Massachusetts 02117
Attn:  Asset Management                                    Date: ___________________________________________

Copies to:                                                 Lessee's Notice Address:

SENTRE Partners                                            Microelectronic Packaging, Inc.
225 Broadway, Suite 1700                                   9350 Trade Place
San Diego, CA  92101                                       San Diego, CA 92126
Attn:  Michael P. Peckham

                                   EXHIBIT A

                                   PREMISES

[Drawing depicting first and second floors of building. Portion subject to the lease is approximately one-half of the total.]

                                   EXHIBIT B

                               Building Project


Legal Description:

     Parcel 1:

     Lot 40 of Hazard Commercial Park in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 8503, filed in the Office of the County recorder of San Diego County, February 25, 1977.

     Parcel 2:

     An easement for parking access, ingress and egress over that portion of Lot 41 of Hazard commercial Park in the City of San Diego, County of San Diego, State of California, according to Map thereof No. 8503, filed in the Office of the County Recorder of San Diego County, February 25, 1077, as described as follows:

                                   EXHIBIT C

                             RULES AND REGULATIONS

                                STANDARD LEASE

                                 GENERAL RULES


   1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

   2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Building Project and its occupants.

   3. Lessee shall not make or permit any unreasonable noise or odors that annoy or interfere with other lessees or persons having business within the Building Project.

   4. Lessee shall not keep animals or birds within the Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

   5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

   6. No sign, advertisement of notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Building or so as to be visible from outside the Premises or Building without Lessor's prior written consent. Lessor shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Lessee, and Lessor shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Lessee by Lessor or by a person selected by Lessor and in a manner and style acceptable to Lessor.

   7. The sidewalks, halls, passages, exits, entrances, elevators and stairways and other portions of the common areas shall not be obstructed by Lessee or used for any purpose other than for ingress and egress from Lessee's Premises.

   8. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

   9. Lessee shall not overload the floor of the Premises or, except as required for the normal hanging of wall art, mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises nor shall Lessee suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Building Project.

   10. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. The times and manner of moving the same in and out of the Building shall be prescribed by Lessor, and all such moving must be done under the supervision of Lessor.
Lessor may exclude from the Building any such heavy or bulky equipment or articles, the weight of which may exceed the floor load for which the Building is designed, or such equipment or articles as may violate any provisions of the Lease of which these rules and regulations are a part. Lessee shall not use any machinery or other bulky articles on the Premises, even though its installation may have been permitted, which may cause any noise, or jar, or tremor in the floors or walls, or which by its weight might injure the floor of the Building. Safes or other heavy equipment shall, as considered necessary by Lessor, stand on a platform of such thickness as is necessary to properly distribute the weight.

   11. Lessee shall not use or keep in the Premises, Building or Building Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, unless in approved containers and in compliance with applicable laws.

   12. Lessee shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Lessor.

   13. Lessee shall not, without Lessor's prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or as a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises without Lessor's prior consent.

   14. Lessee shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of the Building, the Building Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

   15. No vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any lessee in the Premises, except that the preparation of coffee, tea, hot chocolate, microwavable foods and similar items for lessees, their employees and visitors shall be permitted. No lessee shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.

   16. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any lessee, nor shall any bottles, parcels or other articles be placed on the window sills.

   17. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any lessee, nor shall any changes be made in existing locks or the mechanisms thereof unless Lessor is first notified thereof, gives written approval, and is furnished a key therefor. Each lessee must, upon the termination of its tenancy, give the Lessor all keys of stores, offices, or toilets and toilet rooms, either furnished to, or otherwise procured by, such lessee, and in the event of the loss of any keys so furnished, such lessee shall pay Lessor the cost of replacing the same or of changing the lock or locks opened by such key if Lessor shall deem it necessary to make such change.

   18. Lessor shall have the right to prohibit any advertising by any lessee which, in Lessor's opinion, tends to impair the reputation or desirability of the Building or the Building Project or its desirability as an office building and upon written notice from Lessor any lessee shall refrain from and discontinue such advertising.

   19. Any person employed by any lessee to do janitorial work shall, while in the Building or the Building Project and outside of the Premises, be subject to and under the control and direction of the office of the Building Project (but not as an agent or servant of Lessor, and such lessee shall be responsible for all acts of such persons).

   20. There shall not be used in any space, or in the public halls of the Building, either by any lessee or others, any hand trucks except those equipped with rubber tires and side guards.

   21. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities by Lessee or its employees, agents, licensees or invitees. No foreign substances of any kind are to be inserted therein.

   22. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Building Project.

   23. Lessee shall be responsible for any damage to the Building Project arising from Lessee's moving any furniture, freight or equipment into or out of the Premises.

   24. No window coverings, shades or awnings shall be installed or used by Lessee without the prior, written reasonable approval of Lessor.

   25. No Lessee, employee or invitee shall go upon the roof of the Building without the prior, written reasonable approval of Lessor.

   26. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

   27. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor's written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

   28. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

   29. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

   30. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

   31. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Building Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

   32. Canvassing, soliciting and peddling in the Building are prohibited and each lessee shall cooperate to prevent the same.


                                 PARKING RULES


   1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles.

   2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

   3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder's parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

   4. Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

   5. Lessor reserves the right to reasonably allocate parking spaces between compact and standard size spaces handicapped and non-handicapped, as long as the same complies with applicable laws, ordinances and regulations.

   6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

   7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

   8. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

   9. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

   10. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

   11. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

   12. Lessor or its agent may tow or otherwise remove any vehicles which are parked illegally in the parking areas, which are parked in the parking areas for more than seventy-two (72) consecutive hours without Lessor's prior written consent or which constitute a nuisance or annoyance to other users of the Building Project or parking areas. Such towing shall be at the sole cost and expense of the lessee which is in any way responsible for the presence of such vehicle in the parking area (for example, if the vehicle is parked by any particular lessee's invitee, customer or employee, such lessee shall be responsible for the cost of towing such vehicle).

                                   EXHIBIT D

                         LOCATION OF RESERVED PARKING


[A two-dimensional drawing depicting the building and parking lot, with the reserved parking appearing open, while parking reserved for others is crossed-out]


                                      D-1